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H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Income Per Share
Exhibit 11

     Common stock equivalents identified by the Company in determining its primary income (loss) per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted income per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible
Preferred Stock, Series D which is convertible into 11.8 million shares of
Common Stock at $24.335 per share of Common Stock.  The following is a summary of the calculation of income (loss) per common share:
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
                                                      For the Three Months Ended     For the Nine Months Ended
                                                            September 30,                  September 30,
                                                     ---------------------------    ---------------------------
                                                        1996             1995          1996            1995
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary income (loss) per common share:

  Income (loss) before cumulative effect of
    accounting change                                $   (79,478)    $   272,998    $    54,011     $   390,237
  Less accumulated dividends on preferred stock          (11,298)        (12,607)       (36,514)        (37,823)
                                                     -----------     -----------    -----------     -----------
  Income (loss) attributable to common shares
    before cumulative effect of accounting change        (90,776)        260,391         17,497         352,414
  Cumulative effect of change in accounting for
    goodwill                                                -               -              -           (234,742)
                                                     -----------     -----------    -----------     -----------
      Net income (loss) attributable to common
       shares                                        $   (90,776)    $   260,391    $    17,497     $   117,672
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      106,282,651     117,609,880    109,855,064     117,456,961
  Dilutive effect of outstanding common stock
    equivalents                                             -            897,597        895,761         602,611
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    income (loss) per share                          106,282,651     118,507,477    110,750,825     118,059,572
                                                     ===========     ===========    ===========     ===========
  Primary income (loss) per common share before
    cumulative effect of accounting change           $     (0.85)    $      2.20    $      0.16     $      2.99
  Cumulative effect of change in accounting for
    goodwill                                                 -               -              -             (1.99)
                                                     -----------     -----------    -----------     -----------
      Primary income (loss) per common share         $     (0.85)    $      2.20    $      0.16     $      1.00
                                                     ===========     ============   ============    ============

Fully diluted income (loss) per common share:

  Income (loss) before cumulative effect of
    accounting change                                $   (79,478)    $   272,998    $    54,011     $   390,237
  Less accumulated dividends on preferred
    stock                                                (11,298)         (8,295)       (36,514)        (24,885)
                                                     -----------     -----------    -----------     -----------
  Income (loss) attributable to common shares
    before cumulative effect of accounting change        (90,776)        264,703         17,497         365,352
  Cumulative effect of change in accounting for
    goodwill                                                -               -              -           (234,742)
                                                     -----------     -----------    -----------     -----------
      Net income (loss) attributable to common
       shares                                        $   (90,776)    $   264,703    $    17,497     $   130,610
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      106,282,651     117,609,880    109,855,064     117,456,961
  Dilutive effect of outstanding common stock
    equivalents                                             -         12,931,499        895,761      12,970,508
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    income (loss) per share                          106,282,651     130,541,379    110,750,825     130,427,469
                                                     ===========     ===========    ===========     ===========
  Fully diluted income (loss) per common share
    before cumulative effect of accounting change    $     (0.85)    $      2.03    $      0.16     $      2.80
  Cumulative effect of change in accounting for
    goodwill                                                 -               -              -             (1.80)
                                                     -----------     -----------    -----------     -----------
      Fully diluted income (loss) per common
       share                                         $     (0.85)    $      2.03    $      0.16     $      1.00
                                                     ===========     ===========    ===========     ===========
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